EXHIBIT 10.1

INVESTMENT AGREEMENT

        Agreement entered into as of November 9, 2000, by and between Galen Partners III, L.P., a Delaware limited partnership (“Galen Partners”), Galen Partners International III, L.P., a Delaware limited partnership (“Galen International”), Galen Employee Fund III, L.P., a Delaware limited partnership (“Employee Fund”), and DAOU Systems, Inc., a Delaware corporation (the “Company”). Galen Partners, Galen International, Employee Fund, and the Company are referred to collectively herein as the “Parties.”

        WHEREAS, each of Galen Partners, Galen International, and the Employee Fund (collectively, the “Investors”) owns all of the issued and outstanding shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”) set forth opposite its name on Schedule 1;

        WHEREAS, the Series A Preferred Stock is redeemable at the option of the holders upon the occurrence of certain events; and

        WHEREAS, the Investors have agreed to waive such redemption rights now and hereafter in return for the grant of certain warrants to purchase common stock, par value $0.001 per share, of the Company (the “Common Stock”) and the payment of $2,000,000 in cash as an advisory fee to Galen Associates, a Delaware general partnership.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.  Issuance of Warrants.

        (a)  Basic Transaction. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) the Company will issue to the Investors warrants exercisable for an aggregate of 3,540,000 shares of the Company’s Common Stock allocated among the Investors as set forth on Schedule 1, which warrants will be substantially in the form set forth on Exhibit A hereto.

        (b)  The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of DAOU Systems, Inc. at 5120 Shoreham Place, San Diego, CA 92122, or such other place as the Parties may mutually determine on November 9, 2000 (the “Closing Date”).

2.  Representations And Warranties Concerning The Transaction.

        (a)  Representations and Warranties of the Company. The Company represents and warrants to each Investor that the statements contained in this §2(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §2(a)) with respect to itself.

              (i)  Organization of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

              (ii)  Authorization of Transaction. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

              (iii)  Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of its charter or bylaws.

        (b)  Representations and Warranties of the Investors. Each Investor represents and warrants to the Company that the statements contained in this §2(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date with respect to such Investor (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §2(b)).

              (i)  Organization of the Investor; Ownership of Series A Preferred Stock. The Investor is a limited partnership duly formed and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Investor owns all of the Series A Preferred Stock set forth opposite its name on Schedule 1 and has not assigned, pledged, hypothecated, or otherwise transferred any of the shares of Series A Preferred Stock acquired from the Company regardless of whether or not set forth on Schedule 1 hereto.

              (ii)  Authorization of Transaction. The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms. The Investor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

              (iii)  Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Investor is subject or any provision of its charter documents.

              (iv)  Acquired Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Warrant to be received by such Investor and the Common Stock issuable upon exercise thereof (collectively, the “ Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

              (v)  Due Diligence; Disclosure of Information. Each Investor has performed a due diligence investigation of the Company and its industry. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Each Investor believes it has received all of the information it considers necessary in order to enter into this Agreement and consummate the transactions contemplated hereby.

              (vi)  Investment Experience. Each Investor is a professional investor with substantial knowledge about the industry in which the Company functions. Accordingly, each Investor has such knowledge and experience regarding the industry of the Company and in financial or business matters that it is capable of evaluating fully the merits and risks of the investment in the Securities. Each Investor acknowledges that it is able to fend for itself and can bear the economic risk of its investment, and each Investor also represents that it has not been organized for the purpose of acquiring the Securities. Each Investor represents and warrants that it maintains its principal place of business at the address indicated for such Investor on Schedule 1 of this Agreement and that it is organized under the laws of the state of Delaware.

              (vii)  Accredited Investor; Investor Status. Each Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect. Each of Galen Partners, Galen International and the Employee Fund is an institutional buyer as referenced in the General Business Law of the State of New York.

              (viii)  Restricted Securities. Each Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. In addition, each Investor agrees that it will not transfer any Securities in violation of any state or federal securities law.

              (ix)  Legends. It is understood that the certificates evidencing the Warrant (and the Common Stock issuable upon exercise thereof) may bear one or all of the following legends as appropriate in substantially the form set forth below:

                     (A)  THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SECURITIES MAY BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS THEREFROM. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

                     (B)  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

                     (C)  THE SHARES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN VOTING RIGHTS AND RESTRICTIONS WITH RESPECT TO THE ELECTIONS OF DIRECTORS AS MORE FULLY SET FORTH IN THE INVESTMENT AGREEMENT, DATED NOVEMBER 9, 2000, BY AND BETWEEN THE CORPORATION AND THE SHAREHOLDERS PARTY THERETO.

                     (D)  Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Code.

                     (E)  Any other legend required to comply with applicable state securities laws.

              (x)  Securities Law Compliance. Each Investor acknowledges and understands that the Company is relying on the representations and warranties set forth above in this §2 for compliance with applicable federal and state securities laws.

3.  Waiver of Redemptive Rights.

        (a)  Each Investor unequivocally and irrevocably waives any and all rights that such Investor now has, or hereafter may have, pursuant to Section 3 of the Certificate of Designations, Preferences and Relative Rights of Preferred Stock and Qualifications, Limitations, and Restrictions thereof of Series A Preferred Stock, dated July 22, 1997 (the “Series A Certificate of Designations”) concerning rights of redemption with respect to the Series A Preferred Stock and agrees not to exercise such rights now or in the future. Each Investor agrees that it shall not transfer any interest in the Series A Preferred Stock unless such transferee agrees to be bound by this Section 3 and shall cause each transferee to comply with this Section 3. In addition, each Investor agrees (i) to vote its Voting Securities (as defined below) in favor of any amendment to the Company’s Certificate of Incorporat ion the purpose of which is to remove such provisions from the Series A Certificate of Designations and (ii) to exchange, if so requested by the Board, its Series A Preferred Stock for preferred stock of the Company that is identical to the Series A Preferred Stock except that such preferred stock does not contain a right of redemption.

        (b)  Each Investor agrees to have the following legend placed on each and every Certificate, either now held by the Investor or hereinafter issued to the Investor, representing Series A Preferred Stock:

              THESE SHARES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS, INCLUDING RESTRICTIONS ON THEIR RIGHT OF REDEMPTION, AS SET FORTH IN THAT CERTAIN INVESTMENT AGREEMENT, DATED NOVEMBER 9, 2000 BY AND BETWEEN THE CORPORATION AND THE SHAREHOLDERS PARTY THERETO.

4.  Additional Agreements.

        (a)  Voting. Except as otherwise provided herein, each Investor shall take such action as may be required so that all shares of Common Stock, Series A Preferred Stock or any other securities generally entitled to vote in matters brought before the stockholders of the Company (collectively, the “Voting Securities”) owned directly or indirectly by it or any Affiliate shall be present for quorum purposes, in person or represented by proxy (or consent) at every meeting of holders of Common Stock (or, if applicable, in any matter to be voted upon by consent of stockholders without a meeting). Nothing set forth in this Section 4(a) shall limit or otherwise restrict how any Investor votes its Voting Securities at a meeting of stockholders or by consent of stockholders without a meeting.

        (b)  Directorship. Galen Partners shall not nominate more than one person for election to the Board of Directors of the Company if the election of all such nominees would result in such nominees, if elected, comprising over 25% of the membership of the Board. If at any time, more than one such nominee sits on the Board and such nominees comprise over 25% of the membership of the Board, a sufficient number of nominees shall promptly resign so that any remaining nominees comprise 25% or less of the membership of the Board. If an Investor nominee resigns or is removed, except if the replacement of such nominee will result in Galen Partners having more than one nominee on the Board and such nominees will represent over 25% of the membership of the Board, Galen Partners shall be entitled to select a replacement. The Board of Directors shall approve such replacement. Without the consent of Galen Partners, which such consent shall not be unreasonably withheld, the number of Directors constituting the Board of Directors shall not exceed five.

5.  Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

        (a)  General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in §6 below).

        (b)  Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of, governments and governmental agencies in connection with the matters referred to in §2(a)(ii) and (iii) and §2(b)(ii) and (iii), above.

6.  Conditions to Obligation to Close.

        (a)  Conditions to Obligation of the Investors. The obligation of the Investors to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

              (i)  the representations and warranties set forth in §2(a) above shall be true and correct in all material respects at and as of the Closing Date;

              (ii)  the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

              (iii)  there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

Each Investor may waive any condition specified in this §6(a) if it executes a writing so stating at or prior to the Closing.

        (b)  Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i)  the representations and warranties set forth in §2(b) above shall be true and correct in all material respects at and as of the Closing Date;

              (ii)  the Investors shall have performed and complied with all of their covenants hereunder in all material respects through the Closing; and

              (iii)  there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

The Company may waive any condition specified in this §6(b) if it executes a writing so stating at or prior to the Closing.

7.  Termination.

        (a)  The Company and the Investors may terminate this Agreement by mutual written consent at any time prior to the Closing.

        (b)  The Agreement will automatically terminate when the Investor Group beneficially owns less than 10% of the Voting Securities; provided that Sections 2 and 3 hereof will survive such termination.

8.  Miscellaneous.

        (a)  Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law.

        (b)  Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, and their respective successors and permitted assigns.

        (c)  Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

        (d)  Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

        (e)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (f)  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (g)  Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:

Daou Systems, Inc. 5120 Shoreham Place San Diego, California 92122 Attn.: Chief Financial Officer Facsimile: 858-452-2789

with a copy to:	Baker & McKenzie 1301 McKinney Street, Suite 3300 Houston, Texas 77010-3019 Attn: Alan Harvey Facsimile: 713-427-5099

If to the Investors:

To the address listed on Schedule 1

with a copy to:	Thelen Reid & Priest LLP 40 West 57th Street New York, New York 10019 Attn: Peter K. Anglum Facsimile: 212-603-2001

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

        (h)  Aggregation of Stock. All shares of the Series A Preferred Stock held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        (i)  Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        (j)  Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (k)  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (l)  Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided that the Company will reimburse the Investors up to $30,000 for their costs and expenses.

        (m)  Specific Performance. Each of the Parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

        (n)  Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

        (o)  Further Assurances. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        (p)  Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE COMPANY: DAOU SYSTEMS, INC.
By:	/s/ Neil R. Cassidy

Name: Neil R. Cassidy Title: Executive Vice President and Chief Financial Officer

THE INVESTORS: GALEN PARTNERS III, L.P., a Delaware Limited Partnership
By:	Claudius, L.L.C., a Delaware Limited Liability Company

By:	/s/ Bruce F. Wesson

Name: Bruce F. Wesson Title: Senior Managing Member

GALEN PARTNERS INTERNATIONAL III, L.P., a Delaware Limited Partnership
By:	Claudius, L.L.C., a Delaware Limited Liability Company

By:	/s/ Bruce F. Wesson

Name: Bruce F. Wesson Title: Senior Managing Member

GALEN EMPLOYEE FUND III, L.P., a Delaware Limited Partnership
By:	Wesson Enterprises, Inc.

By:	/s/ Bruce F. Wesson

Name: Bruce F. Wesson Title: President

SCHEDULE 1

	Shares Owned	Warrants

GALEN PARTNERS III, L.P. 610 Fifth Avenue, 5th Floor New York, New York 10020 Attn.: Bruce F. Wesson Facsimile:	2,114,623	3,234,022

GALEN PARTNERS INTERNATIONAL III, L.P. 610 Fifth Avenue, 5th Floor New York, New York 10020 Attn.: Bruce F. Wesson Facsimile:	191,410	292,735

GALEN EMPLOYEE FUND III, L.P. 610 Fifth Avenue, 5th Floor New York, New York 10020 Attn.: Bruce F. Wesson Facsimile:	8,659	13,243